W  Webb & Company, P.A.
   ------------------------------
C  Certified Public Accountants

                          INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated September 4, 2003, relating to the consolidated financial statements of TravelHunt Holding, Inc. and Subsidiary.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.




/s/ WEBB & COMPANY, P.A.
------------------------------------------
WEBB & COMPANY, P.A.

Boynton Beach, Florida
October 22, 2003




--------------------------------------------------------------------------------
                  1525 Arezzo Circle * Boynton Beach, FL 33436
                 Telephone (561) 725-1721 * Fax: (561) 735-7679
                                www.cpawebb.com